Exhibit 10.15 (h)

AMENDMENT NO. 7 TO GENERAL PURCHASE AGREEMENT

This Amendment No. 7 to General Purchase Agreement ("Amendment 7") is made and entered into this 28th day of October, 2011 (the “Seventh Amendment Date"), by and between Alcatel-Lucent USA Inc. (formerly known as Lucent Technologies Inc.), a Delaware corporation (“Alcatel-Lucent” or “Seller”) having an office at 600 Mountain Avenue, Murray Hill, New Jersey 07974, and MetroPCS Wireless, Inc., a Delaware corporation (“Customer”), having an office at 2250 Lakeside Boulevard, Richardson, Texas 75082.

RECITALS

WHEREAS, Customer and Seller entered into that certain General Purchase Agreement, effective as of June 6, 2005 (as amended, the "Agreement");

WHEREAS, Customer and Seller entered into an Amendment No. 1 to the Agreement, dated September 30, 2005 (“Amendment No. 1”); and

WHEREAS, Customer and Seller entered into an Amendment No. 2 to the Agreement, dated November 10, 2005 (“Amendment No. 2”);

WHEREAS, Customer and Seller entered into an Amendment No. 3 to the Agreement, dated December 3, 2007 (“Amendment No. 3”);

WHEREAS, Customer and Seller entered into an Amendment No. 4 to the Agreement, dated March 23, 2011 (“Amendment No. 4”);

WHEREAS, Customer and Seller entered into an Amendment No. 5 to the Agreement, dated June 15, 2011 (“Amendment No. 5”);

WHEREAS, Customer and Seller entered into an Amendment No. 6 to the Agreement, dated September 30, 2011 (“Amendment No. 6” and together with Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No.5, Amendment No. 6 and this Amendment 7, the “Amendments”);

WHEREAS, Customer and Seller wish to amend the Agreement by extending the Extension Term of the Agreement to November 30, 2011 on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Parties, intending to be legally bound, hereby agree to the foregoing and as follows:

1.    INCORPORATION OF RECITALS; DEFINED TERMS. The foregoing recitals are hereby incorporated into this Amendment 7 and made a part hereof. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Agreement.

2.    AMENDMENTS.

2.1    Section 2.1 of Amendment No. 6. Section 2.1 of Amendment No. 6 is amended by deleting the reference to “October 31, 2011” in the first sentence and replacing it with “November 30, 2011”.

3.    MISCELLANEOUS. Except for those provisions of the Agreement which are expressly modified herein, all of the other terms and conditions of the Agreement, including all Attachments thereto, shall remain unmodified. In case of any conflict between the provisions of this Amendment 7 and those of the Agreement, the provisions of this Amendment 7 will take precedence. This Amendment 7 and the non-conflicting terms of the Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous understandings (both written and oral) between Seller and Customer with respect to such subject matter.

Alcatel-Lucent/ MetroPCS Proprietary Information

IN WITNESS WHEREOF, the Parties have caused this Amendment 7 to be executed by their duly authorized representatives as of the Seventh Amendment Date.

METROPCS WIRELESS, INC.	ALCATEL-LUCENT USA INC. (formerly known as Lucent Technologies Inc.)
By: /s/ Roger Linquist	By: /s/ Matthew Keil
Name: Roger Linquist	Name: Matthew Keil
Title: Chairman & CEO	Title: Sales Director
Date: 10/28/11	Date: 10/28/11

Alcatel-Lucent/ MetroPCS Proprietary Information